PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              CAVALRY BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              CAVALRY BANCORP, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                              N/A
--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transactions applies:
                              N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:
                              N/A
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                             N/A
--------------------------------------------------------------------------------
(2)   Form, schedule or registration statement no.:
                             N/A
--------------------------------------------------------------------------------
(3)   Filing party:
                             N/A
--------------------------------------------------------------------------------
(4)   Date filed:
                             N/A
--------------------------------------------------------------------------------

March 24, 2000





Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cavalry Bancorp, Inc., the holding company for Cavalry Banking. The meeting will be held at the Bank's main office located at 114 West College Street, Murfreesboro, Tennessee 37130, on Thursday, April 27, 2000 at 10:00 a.m., local time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Rayburn, Betts & Bates, P.C., the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

     We look forward to seeing you at the meeting.

Sincerely,

/s/Ed C. Loughry, Jr.

Ed C. Loughry, Jr.
Chairman of the Board and Chief Executive Officer

                              CAVALRY BANCORP, INC.
                             114 WEST COLLEGE STREET
                          MURFREESBORO, TENNESSEE 37130
                                 (615) 893-1234
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

--------------------------------------------------------------------------------
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cavalry Bancorp, Inc. ("Company") will be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee 37130, on Thursday, April 27, 2000, at 10:00 a.m., local time, for the following purposes:

     (1)     To elect three directors of the Company;

     (2) The approval of the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/Ira B. Lewis, Jr.

                                       IRA B. LEWIS, JR.
                                       CORPORATE  SECRETARY


Murfreesboro,  Tennessee
March  24,  2000


------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                              CAVALRY BANCORP, INC.
                             114 WEST COLLEGE STREET
                          MURFREESBORO, TENNESSEE 37130
                                 (615) 893-1234
------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                APRIL  27,  2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cavalry Bancorp, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Cavalry Banking ("Bank"). The Meeting will be held at the main office of the Bank located at 114 West College Street, Murfreesboro, Tennessee 37130, on Thursday, April 27, 2000, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about March 24, 2000.

------------------------------------------------------------------------------
                           VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on March 1, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 7,104,801 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the approval of the appointment of independent auditors. If a stockholder attends the Meeting, he or she may vote by ballot.

     If a stockholder is a participant in the Cavalry Banking Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposal to be voted upon at the Meeting, stockholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy
and entitled to vote.   Broker non-votes will have no effect on the outcome of
this proposal. Abstentions, however, will have the same effect as a vote against this proposal.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

------------------------------------------------------------------------------
            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and all directors and executive officers as a group.




                                     Number of Shares    Percent of Shares
Name(1)                             Beneficially Owned (2)  Outstanding
----------------------------------  ----------------------  ------------

BENEFICIAL OWNERS OF MORE THAN 5%
Cavalry Banking Employee . . . . .             602,227            8.5 %
  Stock Ownership Plan Trust

DIRECTORS

William H. Huddleston, IV. . . . .              36,786             0.5
Gary Brown . . . . . . . . . . . .             104,026             1.5
Frank E. Crosslin, Jr. . . . . . .              78,267             1.1
Tim J. Durham. . . . . . . . . . .              90,751             1.3
Ed Elam. . . . . . . . . . . . . .              44,419             0.6
James C. Cope. . . . . . . . . . .              48,671             0.7
Terry G. Haynes. . . . . . . . . .             104,171             1.5
Ed C. Loughry, Jr.(3). . . . . . .             117,737             1.7
Ronald F. Knight(3). . . . . . . .             104,875             1.5

All Executive Officers and . . . .             974,632            13.7
 Directors as a Group (16 persons)


------------------------------------
(1) The address for the Cavalry Banking Employee Stock Ownership Plan Trust and each director is 114 West College Street, Murfreesboro,
        Tennessee  37130.
(2) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting and/or investment power with respect to such security. The table includes Management Recognition Plan restricted stock awards and shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(3)     Messrs. Loughry and Knight are also executive officers of the Company.

--------------------------------------------------------------------------------
                       PROPOSAL  I  --  ELECTION  OF  DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors consists of nine members. In accordance with the Company's Charter, the Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Three directors will be elected at the Meeting to serve for the respective term set forth in the following table, or until their respective successors have been elected and qualified. The nominees for election this year are Ronald F. Knight, Tim J. Durham and Ed Elam, each of whom is a current member of the Board of Directors of the Company and of the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES
          NAMED IN THE TABLE BELOW.

     The following table sets forth certain information regarding the nominees for election at the Meeting.



                                     Year First Elected or     Term  to
Name                       Age(1)     Appointed Director(2)     Expire
----                       ------     ---------------------    --------

                                   BOARD NOMINEES
Ronald F. Knight. . . . .    49                1990               2003(3)
Tim J. Durham . . . . . .    46                1986               2003(3)
Ed Elam . . . . . . . . .    59                1977               2003(3)
                         DIRECTORS WHOSE TERM EXPIRES
Ed C. Loughry, Jr.. . . .    57                1982               2001
Frank E. Crosslin, Jr.. .    63                1985               2001
James C. Cope . . . . . .    50                1992               2001
Terry G. Haynes . . . . .    42                1997               2002
William H. Huddleston, IV    36                1999               2002
Gary Brown. . . . . . . .    57                1984               2002

-------------------------------------
(1)     As of December 31, 1999.
(2)     Includes prior service on the Board of Directors of the Bank.
(3)     Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Ronald F. Knight joined the Bank in 1972 and currently serves as President and Chief Operating Officer. Mr. Knight was the 1999 Chairman of the Rutherford County Chamber of Commerce and serves on the Rutherford County Economic Development Council. He also serves on the Board of the Tennessee Housing Development Agency, has been a committee member of the United Way and is co-founder of a local charity, "Christmas For The Children." Mr. Knight has also served as a director of the Tennessee Bankers Association.

     Tim J. Durham is the owner of Durham Realty & Auction, Inc., a real estate and auction service company in Murfreesboro, Tennessee. Mr. Durham is also a partner in D&H Development Co., a commercial and residential developer. Mr. Durham currently serves on the Board of the Rutherford County Chamber of Commerce and he is a member of the Murfreesboro Water and Sewer Board. He also served on the Murfreesboro Planning Commission for eight years and is a former member of the Board of Zoning Appeals. Mr. Durham is past President and Director of the Rutherford County Board of Realtors.

     Ed Elam is the Rutherford County Clerk in Murfreesboro, Tennessee, a position he has held since 1974. Mr. Elam is a member of the Christy/Houston Foundation Board and the Evergreen Cemetery Board. He is also active in the American Cancer Society as a Relay for Life Volunteer.

     Ed C. Loughry, Jr. joined the Bank in 1968 and currently serves as Chairman of the Board and Chief Executive Officer. Mr. Loughry has served on the Boards of Directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, the Federal Home Loan Bank of Cincinnati and the Tennessee Bankers Association. He currently serves on the Healthnet Board and the ABA BankPac Board. He was selected Business Person of the Year in 1993 by the Rutherford County Chamber of Commerce.

     Frank E. Crosslin, Jr. is Chairman of the Board of Crosslin Supply Company, Inc., a building supply company in Smyrna, Tennessee. Mr. Crosslin is a member of the Rutherford County Industrial Bond Board. Mr. Crosslin is also a past director of the Tennessee Housing Development Agency, the Public Building Authority of Rutherford County and the Smyrna Economic Development Board.

     James C. Cope is a partner in the law firm, Murfree, Cope, Hudson & Scarlett in Murfreesboro, Tennessee. Mr. Cope serves as attorney for Rutherford County, Tennessee, Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general civil practice of law. He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.

     Terry G. Haynes is the Chief Executive Officer, General Manager and Chief Operating Officer of Haynes Bros. Lumber Co., a retail building supply dealer located in Murfreesboro, Tennessee. Mr. Haynes is a past Chairman of the Rutherford County Chamber of Commerce.

     William H. Huddleston, IV, a professional engineer and registered land surveyor licensed in the State of Tennessee, is the President of Huddleston-Steele Engineering, Inc. in Murfreesboro, Tennessee. Mr. Huddleston currently serves on the Rutherford County Annexation Coordinating Committee, City of Murfreesboro Construction Board of Adjustments and Appeals, the Webb School Alumni Board and the First United Methodist Church Administrative Board.

     Gary Brown is the owner and manager of Roscoe Brown, Inc., a heating and air conditioning company, Murfreesboro, Tennessee. Mr. Brown is a member of the Murfreesboro Water Sewer Department Board, the Electrical Examining Board, the Middle Tennessee State University Foundation Board and the Rutherford County Chamber of Commerce Board.

--------------------------------------------------------------------------------
                 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank conduct their business through meetings of both of the Boards and through each Board's committees. During the fiscal year ended December 31, 1999, the Board of Directors of the Company held 13 meetings, and the Board of Directors of the Bank held 13 meetings. No director of the Company or the Bank, except Frank Crosslin, attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period. Due to illness, Mr. Crosslin was able to attend only 73% of the total Board and committee meetings.

     Committees of the Company's Board. The Company's Board of Directors has established Audit, Compensation and Nominating Committees.

     The Audit Committee of the Company also serves as the Audit Committee of the Bank and consists of Directors Durham (Chairman), Huddleston, Crosslin and Haynes. The Committee receives and reviews all reports prepared by the Company's and Bank's external and internal auditors. The Committee meets semi-annually in April and October to review the reports issued by the internal auditor and the external auditor. The Committee also oversees the Company's and the Bank's Y2K compliance. The Audit Committee met 4 times during the year ended December 31, 1999.

     The Compensation Committee of the Company also serves as the Compensation Committee of the Bank and consists of Directors Brown (Chairman), Durham, and Cope. The Compensation Committee makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee met 4 times during the fiscal year ended December 31, 1999.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Company. The full Board of Directors met in January 2000 to nominate the candidates for election as directors at the Meeting.

--------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     All Directors of the Company receive a monthly fee of $500. All outside directors of the Bank, other than the Vice-Chairman of the Board, receive a monthly fee of $1,000. The Vice-Chairman of the Board receives a monthly fee of $1,050. Outside directors receive an additional fee of $200 per Executive Committee, Audit Committee, Compensation Committee and Trust Committee meeting attended. Directors' fees totaled $103,400 for the year ended December 31, 1999.

     Under the 1999 Management Recognition Plan, which was adopted by the Company's stockholders on April 22, 1999, non-employee directors Brown, Cope, Crosslin, Durham, Elam and Haynes each received stock awards of 12,922 shares of restricted stock.

--------------------------------------------------------------------------------
                              EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

     The following information is provided for Messrs. Loughry and Knight, the only executive officers who received salary and bonus compensation in excess of $100,000 in 1999.


                          Annual Compensation(1)    Long-term Compensation
                       --------------------------   -----------------------
                                                         Restricted         All
Name  and                                                  Stock         Other Annual
Position                      Year  Salary($)  Bonus      Awards($)      Compensation
--------                      ----  ---------  -----     ----------      ------------


Ed C. Loughry, Jr. . . . . .  1999  $168,000   $29,064  $1,686,672(2)       $43,184(3)
Chairman and Chief Executive  1998  $168,000   $56,112                      $35,052
Officer of the Company and .  1997  $162,000   $45,360                      $29,143
the Bank

Ronald F. Knight . . . . . .  1999  $140,000  $24,220   $1,349,526(4)       $43,184(3)
President and Chief. . . . .  1998  $140,000  $46,760                       $33,652
Operating Officer of the . .  1997  $135,000  $37,800                       $25,143
Company and the Bank



(1) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.

(2) Represents the value as of April 22, 1999 (the date of grant) of 75,382 shares granted to Mr. Loughry pursuant to the terms of the Company's 1999 Management Recognition Plan. These shares vest over a five-year period at the rate of 20% per year. Mr. Loughry is entitled to receive dividends on these shares on the same basis as other shareholders, and as a result, he received $565,365 in connection with the special cash dividend paid by the Company in December 1999. As of December 31, 1999, the total value of all shares granted to Mr. Loughry under this plan was $1,243,803.

(3) For fiscal 1999, includes Director fees, market value of stock allocated under the ESOP, employer paid 401(k) matching contributions, employer paid medical, dental, group term life and disability insurance premiums.

(4) Represents the value as of April 22, 1999 (the date of grant) of 60,314 shares granted to Mr. Knight pursuant to the terms of the Company's 1999 Management Recognition Plan. These shares vest over a five-year period at the rate of 20% per year. Mr. Knight is entitled to receive dividends on these shares on the same basis as other shareholders, and as a result, he received $452,355 in connection with the special cash dividend paid by the Company in December 1999. As of December 31, 1999, the total value of all shares granted to Mr. Knight under this plan was $995,181.
------------------------------------------

     EMPLOYMENT AGREEMENTS. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Loughry and Knight (individually, the "Executive"). Under the Employment Agreements, the current salary levels for Messrs. Loughry and Knight are $168,000 and $140,000, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The agreements are terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 1999, Messrs. Loughry and Knight would be entitled to payments of approximately $1,009,054 and $845,613 respectively. Since the amounts received by Messrs. Loughry and Knight in the special cash distribution on their MRP shares was taxable compensation to them, such amounts are included in the base amount calculation.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     MANAGEMENT RECOGNITION PLAN. On April 22, 1999 the stockholders of the Company approved the Management Recognition Plan (the "MRP"). Effective April 22, 1999 restricted stock awards of 301,530 shares of Common Stock were made to 19 directors, officers and employees of the Bank. The MRP serves to reward performance, promote retention and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and who contribute to the success of the Company by their innovation, industry, loyalty and exceptional service. The MRP is administered by the Compensation Committee. All officers, employees, directors and directors emeriti of the Company and its subsidiaries are eligible for participation in the MRP.

     The Compensation Committee, in its sole discretion, determines who will participate in the MRP. Initially, 301,530 shares authorized under the MRP were allocated pursuant to the plan. Therefore, 0 shares plus any forfeited shares are subject to allocation later, unless the plan is amended. During the fiscal year ended December 31, 1999, no MRP shares were forfeited or reallocated to participants. The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. Shares issued under the MRP are issued at no cost to recipients. The 19 recipients of MRP shares are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto. The shares granted vest at a rate of 20% on the first anniversary of the effective date of the award of shares under the MRP, and 20% on each subsequent anniversary date, so that the shares would be completely vested at the end of five years after the date of award. Awards of Common Stock under the MRP would immediately vest upon the disability or death of a recipient.

     In the event of a change in control (as defined in the MRP) of the Company, each outstanding award will become fully vested at the election of the recipient made within 60 days of the change in control. Otherwise, the restricted shares would continue to vest as if such change in control had not occurred. The awards are not forfeitable upon vesting. The MRP may be amended by the Board of Directors of the Bank at any time without stockholder approval unless such approval is required to comply with tax laws or regulatory requirements. No such amendment shall impair the rights of a recipient of an award without the recipient's consent.

     STOCK OPTION PLAN. On April 22, 1999 the stockholders of the Company approved the Cavalry Bancorp, Inc. 1999 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is administered by the Compensation Committee. The Company has reserved 753,825 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All officers, employees, directors and directors emeriti of the Company and the Company's subsidiaries are eligible for participation in the Stock Option Plan. The Compensation Committee, in its sole discretion, determines who will participate in the Stock Option Plan.

     No options to purchase shares of the Common Stock were granted during fiscal year 1999. The Compensation Committee determines the vesting schedule of options at the time of grant. Options become 100% vested upon death or disability, if earlier. Options granted under the Stock Option Plan may be incentive or non-qualified stock options. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company at the time of the grant or exercise of an incentive option, assuming these holding periods are satisfied. In the case of a non-qualified stock option, an optionee is deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the stock. The amount of any ordinary income deemed to be received by the optionee upon the exercise of a non-qualified stock option is a deductible expense of the Company for tax purposes.

Options granted under the Stock Option Plan have a term of ten years, are not transferable except upon death and continue to be exercisable upon retirement. In the event of a change in control (as defined in the Stock Option Plan) of the Company, each outstanding award will become fully vested at the election of the recipient made within 60 days of the change in control. Otherwise, the options would continue to vest as if such change in control had not occurred. The Stock Option Plan may be amended by the Board of Directors of the Company with out shareholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     REPORT OF THE COMPENSATION COMMITTEE. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's and the Bank's Chief Executive Officer and named executive officers. Insofar as no separate compensation is currently paid by the Company, the Personnel/Compensation Committee of the Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

     The Personnel/Compensation Committee of the Bank's Board of Directors is responsible for establishing and implementing all compensation policies of the Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chairman and the President of the Company and the Bank and approving an appropriate compensation level. The President evaluates the performance of the Executive Vice President and certain Senior Vice Presidents of the Company and the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholders' returns. The principals underlying compensation policies are:
(1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry;
(3) to motivate executives to enhance long-term shareholder value by helping them build their ownership in the Company; and (4) to integrate the compensation program with the Bank's long-term strategic planning and management process.

     The Bank's current compensation plan involves a combination of salary and bonuses to reward short-term performance, and restricted stock under the MRP to encourage long-term performance. The committee anticipates that in the future it will grant stock options to further encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Independent compensation surveys, such as The SNL Executive Compensation Review, are used to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions.

     The Annual Incentive Plan is based on annual performance of the Bank. The Plan is designed to provide for bonuses based upon a multiple derived from a formula that combines the return on equity and a return on assets as a percentage of salary for corporate officers. The multiple for Chairman Loughry and President Knight is 17.3 and the multiple for all other corporate officers is 8.65. In addition, the Committee will sometimes award an additional cash bonus to individuals who provided exemplary service that was beneficial to the long-term goals of the Bank.

     During the fiscal year ended December 31, 1999, the base salary of Ed C. Loughry, Chairman and Chief Executive Officer of the Company and the Bank, was $168,000, which represented no increase from the previous fiscal year, plus an incentive bonus of $29,064. During the fiscal year ended December 31, 1999, the base salary of Ronald F. Knight, President and Chief Operating Officer of the Company and the Bank, was $140,000, which represented no increase from the previous fiscal year, plus an incentive bonus of $24,220. In determining not to increase the salaries of Messrs. Loughry and Knight, the Compensation Committee took into account the directors fees which such executives receive from the Company and the MRP awards received by them. In 1999, the Board of Directors and shareholders approved the MRP and Stock Option Plan. In the case of the MRP, the Committee granted 75,382 restricted shares to Mr. Loughry and 60,314 restricted shares to Mr. Knight in recognition of their significant contribution to the Company's financial performance and the substantial role such executives are expected to play in the Company's future performance. The Committee believes the current compensation of Messrs. Loughry and Knight is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     The Committee also recommends to the Board of Directors the amount of fees paid for service on the Board. The Committee did not recommend a change in Board fees during the fiscal year ended December 31, 1999.

                                   Personnel/Compensation Committee

                                   /s/Gary Brown, Chairman
                                   /s/Tim J. Durham
                                   /s/James C. Cope

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

PERFORMANCE GRAPH. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL Thrift Index.

                               [GRAPHIC OMITED]


                                                     PERIOD ENDING
                      -----------------------------------------------------------------
INDEX . . . . . . . . 3/17/98 6/30/98 9/30/98 12/31/98 3/31/99 6/30/99 9/30/99 12/31/99
--------------------- ------- ------- ------- -------- ------- ------- ------- --------
Cavalry Bancorp, Inc.  100.00  106.01   91.64   104.10  116.62  111.95   93.13   118.77
NASDAQ - Total US*. .  100.00  106.21   95.92   124.47  139.23  152.33  155.81   224.87
SNL Thrift Index. . .  100.00   97.24   76.25    82.91   83.48   82.49   72.63    67.72


--------------------------------------------------------------------------------
                  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
--------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 1999 all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

--------------------------------------------------------------------------------
                         TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     At December 31, 1999, loans to directors and executive officers, any member of the immediate family of a director or executive officer, any corporation or organization of which any director and executive officer is an executive officer of partner of or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or any trust or other estate in which a director or executive officer has a substantial beneficial interest or serves as a trustee to totaled approximately $5.3 million. All loans or extensions of credit to those persons or entities above were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities, except for loans made pursuant to programs generally available to all employees, and do not involve more than the normal risk of repayment or present other unfavorable features.

     Chairman and Chief Executive Officer Ed C. Loughry, Jr.'s wife is a principal partner in an insurance agency from which the Bank purchases some of its insurance coverage. Mr. Loughry has no ownership interest in the insurance agency and does not participate in its business affairs. Mrs. Loughry is not paid any direct commissions on sales to the Bank. Premiums paid to the insurance agency by the Bank amounted to approximately $117,877 for the year ended December 31, 1999.

The Company has employed Mr. Cope's law firm, Murfree, Cope, Hudson & Scarlett from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by the firm, and account for less than 5% of the firm's 1999 gross revenues.

--------------------------------------------------------------------------------
            PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Rayburn, Betts & Bates, P.C. was the Company's independent auditors for the fiscal year ended December 31, 1999. The Board of Directors has appointed Rayburn, Betts & Bates, P.C. as independent auditors for the fiscal year ending December 31, 2000, subject to approval by stockholders. A representative of Rayburn, Betts & Bates, P.C. is expected to be present at the Meeting to respond to appropriate stockholders' questions and will have the opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF RAYBURN, BETTS & BATES, P.C. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                                   MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Corporate Communications, Nashville, Tennessee, to assist in soliciting proxies for a fee of $2,500, plus reimbursable expenses.

     The Company's Annual Report to Stockholders has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                               STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 114 West College Street, Murfreesboro, Tennessee 37130, no later than November 24, 2000. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Charter generally provides that stockholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company 120 calendar days in advance of the month and day the Company's proxy statement to stockholders was mailed to stockholders the preceding year; provided however, that if notice is given fewer than 40 calendar days before the meeting, such written notice shall be delivered to the Secretary of the Company not later than the close of business on the tenth calendar day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee,
(iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Company's books and
(b) the class and number of shares of the Company which are beneficially owned by such stockholder.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/Ira B. Lewis, Jr.

                                    IRA B. LEWIS, JR.
                                    SECRETARY

Murfreesboro, Tennessee
March 24, 2000

--------------------------------------------------------------------------------
                               FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE STOCKHOLDERS AS OF THE CLOSE OF BUSINESS ON THE VOTING RECORD DATE UPON WRITTEN REQUEST TO IRA B. LEWIS, JR., SECRETARY, CAVALRY BANCORP, INC., 114 WEST COLLEGE STREET, MURFREESBORO, TENNESSEE 37130.

                                 REVOCABLE PROXY
                              CAVALRY BANCORP, INC.

                THIS PROXY IS SOLICTIED BY THE BOARD OF DIRECTORS

                      FIRST ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000


     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Cavalry Bancorp, Inc. with full power of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Cavalry Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the First Annual Meeting of Stockholders ("Meeting"), to be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 27, 2000, at 10:00 a.m. local time, and at any and all adjournments thereof, as indicated.

     Should the undersigned b presented and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THE PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                           (Continued on reverse side)
  -----------------------------------------------------------------------------
                               FOLD AND DETACH HERE

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  THE  BELOW  PROPOSALS.

1. The election as director of the nominees listed below (except as marked to the contrary below).

Nominees:  Ronald F. Knight (three-year term) Tim J. Durham (three-year term)
           Ed Elam (three-year term)

[  ] VOTE FOR ALL NOMINEES   [  ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

INSTRUCTIONS: To withhold your vote for any individual nominee, write that nominee's name on the line below.


--------------------------------------

2. Approve the Appointment of Rayburn, Betts & Bates, P.C. as the Company's Independent Auditor.

      [   ]  FOR                [   ]  AGAINST                  [   ] ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 1999 Annual Report to Stockholders.


----------------------------------------------
DATE

---------------------------------------------
PRINT NAME OF STOCKHOLDER


---------------------------------------------
SIGNATURE  OF STOCKHOLDER


---------------------------------------------
PRINT NAME OF STOCKHOLDER


---------------------------------------------
SIGNATURE  OF STOCKHOLDER

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.



--------------------------------------------------------------------------------
                         ^  FOLD  AND  DETACH  HERE  ^